EXHIBIT 5.1


                     THE LAW OFFICES OF MICHAEL L. CORRIGAN
                               MICHAEL L. CORRIGAN
                                 ATTORNEY AT LAW
                           CITY NATIONAL BANK BUILDING
                              4275 EXECUTIVE SQUARE
                             SECOND FLOOR, SUITE 210
                           LA JOLLA, CALIFORNIA 92037
                   OFFICE: (858) 824-1940 FAX: (858) 824-0452



OCTOBER 1, 2003

ZKID NETWORK COMPANY.


RE: OPINION OF COUNSEL - REGISTRATION STATEMENT ON FORM S-8



GENTLEMAN:


     I HAVE ACTED AS SPECIAL AND LIMITED COUNSEL FOR ZKID NETWORK COMPANY
(THE "COMPANY"), IN CONNECTION WITH THE PREPARATION AND FILING OF THE COMPANY'S REGISTRATION STATEMENT ON FORM S-8 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "REGISTRATION STATEMENT"), RELATING TO 1,600,000 SHARES OF THE COMPANY'S COMMON STOCK, .0001 PAR VALUE, (THE "COMMON STOCK"), ISSUABLE PURSUANT TO THE COMPANY'S ADVISORY AND CONSULTANTS AGREEMENT, (THE "PLAN").

     I HAVE EXAMINED THE CERTIFICATE OF INCORPORATION, AS AMENDED, AND THE BY-LAWS OF THE COMPANY AND ALL AMENDMENTS THERETO, THE REGISTRATION STATEMENT AND ORIGINALS, OR COPIES CERTIFIED TO MY SATISFACTION, OF SUCH RECORDS AND MEETINGS, WRITTEN ACTIONS IN LIEU OF MEETINGS, OR RESOLUTIONS ADOPTED AT MEETINGS, OF THE DIRECTORS OF THE COMPANY, AND SUCH OTHER DOCUMENTS AND INSTRUMENTS AS IN MY JUDGMENT ARE NECESSARY OR APPROPRIATE TO ENABLE ME TO RENDER THE OPINIONS EXPRESSED BELOW.

     BASED ON THE FOREGOING EXAMINATION, I AM OF THE OPINION THAT THE SHARES OF COMMON STOCK ISSUABLE WITH THE PLAN ARE DULY AUTHORIZED AND, WHEN ISSUED IN ACCORDANCE WITH THE PLAN, WILL BE VALIDLY ISSUED, FULLY PAID AND NON-ASSESSABLE.

     FURTHER, I CONSENT TO THE FILING OF THIS OPINION AS AN EXHIBIT TO THE REGISTRATION STATEMENT.

VERY TRULY YOURS,

/S/ MICHAEL L. CORRIGAN
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MICHAEL L CORRIGAN